NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES PROVIDES UPDATE ON Q2 PERFORMANCE
AND SETS NEW DATE FOR EARNINGS RELEASE

Houston, TX – August 5, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) is pleased to provide shareholders with a pre-announcement of DXP’s performance for the three months ended June 30, 2021, which features growth in sequential sales, improvement in gross margins and solid free cash flow generation.

David R. Little, Chairman and CEO commented, “Today, based on preliminary financial information, we are pleased to announce sequential sales growth in all three business segments for the second quarter of 2021. I am pleased that DXP’s performance continues to strengthen as we accelerate into the COVID-19 recovery. Most of our customers and the markets we serve continue to show improvement. We remain encouraged by the sequential increases despite the continued choppiness. Thank you to all our customers and DXPeople for the support and efforts to remain safe and healthy while moving forward.”
Preliminary Results:
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2021	2020	2021	2020
Service Centers	$209,458	$153,848	$395,856	$336,433
Innovative Pumping Solutions	36,727	60,479	59,972	130,500
Supply Chain Services	39,331	37,074	75,304	85,451
Total DXP Sales	$285,516	$251,401	$531,132	$552,384

Other Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net cash from operating activities	$11,403	$63,376	$21,955	$61,764
Less: purchases of property and equipment	(846)	(1,898)	(1,526)	(5,133)
Plus: proceeds from sales of property and equipment	—	123	1,297	123
Free cash flow	$10,557	$61,601	$21,726	$56,754

Kent Yee, CFO, added, “Our second quarter sequential sales growth of 16.2 percent and $10.6 million in free cash flow was great to see. As of June 30, 2021, we had $79.3 million in cash and cash equivalents, despite completing two acquisitions during 2021, four acquisitions at year-end 2020 and share repurchases completed towards the end of the quarter.”
The preliminary results above are unaudited and are based on management’s initial review of DXP’s financial results for the three month period ended June 30, 2021.

Earnings Conference Call Update
DXP is currently in its quiet period ahead of its second quarter 2021 earnings call and will not host a call to provide additional commentary regarding this preannouncement. We will now host a conference call regarding June 30, 2021 second quarter results on the Company’s website (www.dxpe.com) no later than Friday, August 13, 2021. The Company will provide an update, when appropriate.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurement, free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements.

Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided above. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of and recovery from the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.